Exhibit 10.1

CHANGES TO COMPENSATION ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS
Adopted by the Compensation Committee of the Board of Directors on May 2, 2011 and,
with respect to Edward J. Pettinella, by the Board of Directors on May 3, 2011

Edward J. Pettinella – President and Chief Executive Officer
Option to Purchase Common Stock - value	$412,500	(1)
Shares of Restricted Stock - value	$1,237,500	(2)

David P. Gardner – Executive Vice President and Chief Financial Officer
Option to Purchase Common Stock - value	$159,375	(1)
Shares of Restricted Stock - value	$588,125	(2)
Base Salary	$340,000	(3)

Ann M. McCormick – Executive Vice President and General Counsel
Option to Purchase Common Stock - value	$123,750	(1)
Shares of Restricted Stock - value	$371,250	(2)
Base Salary	$300,000	(3)

Scott Doyle – Senior Vice President
Option to Purchase Common Stock - value	$116,250	(1)
Shares of Restricted Stock - value	$348,750	(2)
Base Salary	$275,000	(3)

John E. Smith – Senior Vice President
Option to Purchase Common Stock - value	$99,375	(1)
Shares of Restricted Stock - value	$348,125	(2)
Base Salary	$265,000	(3)

(1)
In all cases, the stock option grant date will be May 10, 2011 and the exercise price will be the closing price of a share of the Common Stock of Home Properties, Inc. (the “Company”) on the New York Stock Exchange on May 10, 2011 (the “Closing Price”).  The number of options to be granted will be calculated by dividing the awarded value by the value of each option determined using the Black-Scholes formula.  The options will be granted pursuant to the Company’s 2011 Stock Benefit Plan, vest 20% on each May 10 of 2012, 2013, 2014, 2015 and 2016, and terminate 10 years after the grant date.

(2)
In all cases, the shares of restricted stock will be granted on May 10, 2011 and the number of shares of restricted stock to be granted will be calculated by dividing the awarded value by the Closing Price.  The restricted shares will be granted pursuant to the Company’s 2011 Stock Benefit Plan and the restrictions will lapse 25% on each May 11 of 2012, 2013, 2014 and 2015.

(3)	In all cases, base salary is disclosed on an annual basis and adjustments are retroactive to March 16, 2011. Mr. Pettinella’s base salary was not adjusted.